                                                                    EXHIBIT 99.1
                                                                    NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                                   July 14, 2006


FOR FURTHER INFORMATION CONTACT:
Anthony J. Caldarone
Chairman, President and Chief Executive Officer
Calton, Inc.
(772) 794-1414
Company website:  www.caltoninc.com
                  -----------------


CALTON, INC. REPORTS SECOND QUARTER 2006 RESULTS

Vero Beach, Florida, July 14, 2006 - Calton, Inc. (OTC.BB: CTON.OB) announced today results for the three and six months ended May 31, 2006.

Anthony J. Caldarone, Chairman, President and Chief Executive Officer, announced a net profit of $58,000 ($0.01 per basic and diluted share) for the quarter ended May 31, 2006, compared to a net loss of $343,000 ($0.04 loss per basic and diluted share) for the quarter ended May 31, 2005. He also announced a net profit of $69,000 ($0.01 profit per basic and diluted share) for the six months ended May 31, 2006, compared to a net loss of $305,000 ($0.03 loss per basic and diluted share) for the six months ended May 31, 2005.

Revenues for the three months ended May 31, 2006 and 2005 were $2,776,000 and $1,324,000, respectively. Revenues for the six months ended May 31, 2006 and 2005 were $5,134,000 and $3,601,000, respectively. The increase for both the three and six month periods is primarily attributable to the Company's homebuilding segment which delivered more homes than during the same periods last year.

Cost of sales for the homebuilding operations were $1,849,000 for the three months ended May 31, 2006 and $883,000 for the three months ended May 31, 2005. Cost of sales for the homebuilding operations were $3,397,000 for the six months ended May 31, 2006 and $2,495,000 for the six months ended May 31, 2005. Cost of sales for the website design and development operations were $104,000 and $78,000 for the three months ended May 31, 2006 and 2005, respectively. Cost of sales for the website design and development operations were $208,000 and $148,000 for the six months ended May 31, 2006 and 2005, respectively.

Selling, general and administrative expenses were $732,000 for the three months ended May 31, 2006 compared to $654,000 for the three months ended May 31, 2005. Selling, general and administrative expenses were $1,400,000 and $1,242,000 for the six months ended May 31, 2006 and 2005, respectively.

The Company is currently constructing single-family homes in two separate communities, as well as on individual landowner parcels, in Vero Beach, Florida. Management continues to assess land acquisition opportunities and to negotiate with various landowners, brokers and agents to expand its operations and to create a more diversified product offering.


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

CALTON, INC. (OTC.BB:  CTON.OB)
                                                                 Three Months Ended
                                                         ------------------------------------
                                                           May 31, 2006       May 31, 2005
                                                         -----------------  -----------------
Revenues                                                       $2,776,000         $1,324,000
                                                         =================  =================

Net Profit (Loss)                                                 $58,000          ($343,000)
                                                         =================  =================

Earnings (Loss) Per Share
    Basic and Diluted                                               $0.01             ($0.04)
                                                         =================  =================

Weighted Average Number of Shares Outstanding
    Basic                                                       9,516,000          9,406,000
    Diluted                                                     9,691,000          9,406,000

                                                                    Six Months Ended
                                                         ------------------------------------
                                                           May 31, 2006        May 31, 2005
                                                         -----------------  -----------------
Revenues                                                       $5,134,000         $3,601,000
                                                         =================  =================

Net Profit (Loss)                                                 $69,000          ($305,000)
                                                         =================  =================

Earnings (Loss) Per Share
    Basic and Diluted                                               $0.01             ($0.03)
                                                         =================  =================

Weighted Average Number of Shares Outstanding
    Basic                                                       9,507,000          9,389,000
    Diluted                                                     9,673,000          9,389,000



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Certain information included in this press release and Company filings
(collectively, "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are the Company's ability to raise capital, commercial acceptance of the Company's co-branded customer loyalty credit card program, national and local economic conditions, including conditions in the residential homebuilding industry, conditions and trends in the homebuilding, Internet and technology industries in general, changes in interest rates, the Company's ability to acquire property for development, the impact of severe weather on the Company's homebuilding operations, the effect of governmental regulation on the Company and other factors described from time to time in our filings with the Securities and Exchange Commission.

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